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                                             DEATH BENEFIT ENDORSEMENT

TRANSAMERICA OCCIDENTAL LIFE INSURANCE COMPANY has issued this Endorsement as a part of the Certificate to which it is attached.

The terms defined in the Certificate and in any other Endorsement attached to the Certificate will have the same meaning when used in this Endorsement.

DEATH BENEFIT - Subject to the provisions of the Certificate and in lieu of the Death Benefit amount payable under the terms of the Certificate, the Death Benefit payable will be the greater of (a) and (b) where: (a) is theAccount
Value on the date we receive due proof of death and an election method of settlement; (b) is the Guaranteed Minimum Death Benefit (GMDB), PLUS any additional Purchase Payments received, LESS any
              Partial Withdrawals and any applicable premium taxes from the date of death to the date of payment of death proceeds.

GUARANTEED MINIMUM DEATH BENEFIT--The GMDB is a Double Enhanced Death Benefit equal to the greater of (1) and (2) where:

(1)      is a Step-Up Death Benefit, equal to:
a) The largest Account Value on the Certificate Date or any Certificate Anniversary prior to the earlier of two dates:
i)       the date of death of the Owner or Annuitant (whichever occurs first);
ii)      the Owner's or Annuitant's 86th birthday (whichever occurs first);
                  PLUS
b) any Purchase Payments subsequent to the date of the Certificate Anniversary with the largest Account Value; LESS
c) any Adjusted Partial Withdrawals (as described below) and any applicable premium taxes, subsequent to the date of the Certificate Anniversary with the largest Account Value.
(2)      is a 5% Annually Compounding Death Benefit, equal to:
a)       the total Purchase Payments; LESS
b) Adjusted Partial Withdrawals (as described below) and any applicable premium taxes; PLUS c) interest accumulated at 5% per annum from the payment or withdrawal date to the earlier of three dates:
i)       the date of death of the Owner or Annuitant (whichever occurs first);
ii)      the Owner's or Annuitant's 86th birthday (whichever occurs first).
iii) the date the sum of all Purchase Payments, LESS the sum of all Adjusted Partial Withdrawals and any applicable premium taxes, has grown to two times its original amount as a result of such interest accumulation.

The ADJUSTED PARTIAL WITHDRAWAL is equal to the Gross Partial Withdrawal multiplied by an adjustment factor equal to the amount of the Death Benefit prior to the Partial Withdrawal divided by the Account Value prior to the Partial Withdrawal. The Gross Partial Withdrawal is equal to the Partial Withdrawal requested, plus any applicable Contingent Deferred Sales Loads or Interest Adjustments.

Upon death of the Owner, if the Owner's Beneficiary or a Joint Owner, if applicable, is the surviving spouse, the surviving spouse may elect to continue the Certificate rather than receiving the Death Benefit. If the Certificate is continued, an amount equal to the excess, if any, of any Guaranteed Minimum Death Benefit over the Account Value will then be added to the Account Value. This amount will be added only once, at the time of such election. Furthermore, all future Contingent Deferred Sales Loads will then be waived.

Signed for the Company at Los Angeles, California, to be effective as of the Certificate Date.

                                  TRANSAMERICA OCCIDENTAL LIFE INSURANCE COMPANY

James W. Dederer                                      Thomas J. Cusack
Executive Vice President, General Counsel
 And Corporate Secretary                  President and Chief Executive Officer

AE 1132 1099
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                                               DEATH BENEFIT ENDORSEMENT

TRANSAMERICA OCCIDENTAL LIFE INSURANCE COMPANY has issued this Endorsement as a part of the Contract to which it is attached.

The terms defined in the Contract and in any other Endorsement attached to the Contract will have the same meaning when used in this Endorsement.

DEATH BENEFIT - Subject to the provisions of the Contract and in lieu of the Death Benefit amount payable under the terms of the Contract, the Death Benefit payable will be the greater of (a) and (b) where: (a) is theAccount Value on the date we receive due proof of death and an election method of settlement; (b) is the Guaranteed Minimum Death Benefit (GMDB), PLUS any additional Purchase Payments received, LESS any
              Partial Withdrawals and any applicable premium taxes from the date of death to the date of payment of death proceeds.

GUARANTEED MINIMUM DEATH BENEFIT--The GMDB is a Double Enhanced Death Benefit equal to the greater of (1) and (2) where:

(1)      is a Step-Up Death Benefit, equal to:
a) The largest Account Value on the Contract Date or any Contract Anniversary prior to the earlier of two dates:
i)       the date of death of the Owner or Annuitant (whichever occurs first);
ii)      the Owner's or Annuitant's 86th birthday (whichever occurs first);
                  PLUS

b) any Purchase Payments subsequent to the date of the Contract Anniversary with the largest Account Value; LESS c) any Adjusted Partial Withdrawals (as described below) and any applicable premium taxes, subsequent to the date of the Contract Anniversary with the largest Account Value.

(2) is a 5% Annually Compounding Death Benefit, equal to: a) the total Purchase Payments; LESS b) Adjusted Partial Withdrawals (as described below) and any applicable premium taxes; PLUS

c) interest accumulated at 5% per annum from the payment or withdrawal date to the earlier of three dates:

i)       the date of death of the Owner or Annuitant (whichever occurs first);
ii)      the Owner's or Annuitant's 86th birthday (whichever occurs first).

iii) the date the sum of all Purchase Payments, LESS the sum of all Adjusted Partial Withdrawals and any applicable premium taxes, has grown to two times its original amount as a result of such interest accumulation.

The ADJUSTED PARTIAL WITHDRAWAL is equal to the Gross Partial Withdrawal multiplied by an adjustment factor equal to the amount of the Death Benefit prior to the Partial Withdrawal divided by the Account Value prior to the Partial Withdrawal. The Gross Partial Withdrawal is equal to the Partial Withdrawal requested, plus any applicable Contingent Deferred Sales Loads or Interest Adjustments.

Upon death of the Owner, if the Owner's Beneficiary or a Joint Owner, if applicable, is the surviving spouse, the surviving spouse may elect to continue the Contract rather than receiving the Death Benefit. If the Contract is continued, an amount equal to the excess, if any, of any Guaranteed Minimum Death Benefit over the Account Value will then be added to the Account Value. This amount will be added only once, at the time of such election. Furthermore, all future Contingent Deferred Sales Loads will then be waived.

Signed for the Company at Los Angeles, California, to be effective as of the Contract Date.

                 TRANSAMERICA OCCIDENTAL LIFE INSURANCE COMPANY

 James W. Dederer                               Thomas J. Cusack
Executive Vice President, General Counsel
   And Corporate Secretary                 President and Chief Executive Officer

AE 1132 1099